Exhibit 10.21

CERSEI TOPCO, LLC

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of March 2, 2020, is made by and between Cersei Topco, LLC, a Delaware limited liability company (the “Company”), and Nathaniel Steven Lucas (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 12, 2018 (as amended, modified, or supplemented from time to time in accordance with its terms, the “LLC Agreement”).

WHEREAS, the Purchaser desires to subscribe for, and the Company desires sell to the Purchaser, Units of the Company (“Units”) on the terms and subject to conditions set forth in this Agreement.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Purchase and Sale of Units.

(a) Subscription. The Purchaser hereby irrevocably subscribes for 28,500 Units (the “Purchased Units”), at a price per Unit of $1,121.90 for an aggregate purchase price of $31,974,150.00 (the “Purchase Price”). The Purchaser shall, concurrently with the execution of this Agreement, pay the Purchase Price in the form of a secured recourse promissory note to the Company with an aggregate principal amount equal to the Purchase Price, in the form attached hereto as Exhibit A (the “Promissory Note”).

(b) Conditions of Issuance. The issuance of the Purchased Units to the Purchaser is subject to the Purchaser’s execution and delivery to the Company of (i) the Promissory Note; (ii) a Pledge Agreement with respect to the Purchased Units in the form attached hereto as Exhibit B (the “Pledge Agreement”); (iii) a joinder to the LLC Agreement in the form attached hereto as Exhibit C; and (iv) a spousal consent in the form attached hereto as Exhibit D. In addition, the Purchaser hereby (A) appoints the Company as the Purchaser’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Purchased Units that are granted or repurchased hereunder, (B) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to any Purchased Units granted hereunder, one or more stock powers, endorsed in blank, with respect to such Purchased Units, and (C) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer to the Company of any Purchased Units that are repurchased hereunder.

(c) Closing. The closing of the purchase and sale of the Purchased Units and the other transactions contemplated pursuant to this Section 1 (the “Closing”) shall take place on the date of hereof (the “Closing Date”) at the offices of Kirkland & Ellis LLP, 555 California Street, 29th Floor, San Francisco, California 94104. At the Closing, the Purchaser shall execute and deliver the agreements described in Section 1(b).

(d) Section 83(b) Election. Within 30 days following the Closing Date, the Purchaser shall make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder in the form attached hereto as Exhibit E in respect of the Purchased Units and shall provide a copy of such filed election to the Company. The Purchaser acknowledges and understands that it is the Purchaser’s sole obligation and responsibility to timely file each such election, and neither the Company nor the Company’s legal or financial advisors shall have (i) any obligation or responsibility with respect to such filing or (ii) any liability resulting or arising from the failure to timely file such election.

2. Vesting of Purchased Units. The purchased Units shall be divided into two tranches, with 19,000 Purchased Units designated as “Service Units” and 9,500 Purchased Units designated as “Performance Units,” and shall be subject to the vesting conditions set forth in this Section 2. Any Purchased Units that vest pursuant to this Section 2 are referred to herein as “Vested Units’ and all other Purchased Units are referred to herein as “Unvested Units.”

(a) Service Units. The Service Units shall become vested with respect to 25% of the Service Units on the first anniversary of the Closing Date, and with respect to an additional 6.25% of the Service Units at the end of each full three calendar month period thereafter, such that 100% of the Service Units will be vested on the fourth anniversary of the Closing Date, in each case, subject to the Purchaser’s continued employment with the Company or any of its Subsidiaries through the applicable vesting date. Notwithstanding the foregoing, upon the occurrence of a Sale of the Company prior to the fourth anniversary of the Closing Date, all Service Units that are Unvested Units shall become vested as of such Sale of the Company, subject to the Purchaser’s continued employment with the Company or its Subsidiaries through such Sale of the Company.

(b) Performance Units. The Performance Units will vest upon the occurrence of a Sale of the Company, subject to (i) the Purchaser’s continued employment with the Company or its Subsidiaries through the sale of the Company and (ii) the Total Equity Return Multiple (as defined below) upon the consummation of the Sale of the Company being equal to or greater than three. If the Total Equity Return Multiple upon the consummation of a Sale of the Company is less than three, all Performance Units shall constitute Unvested Units for purposes of this Agreement.

(c) Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Investor Fund” means one or more equity buyout investment funds (including Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P, VEPF V FAF, L.P., Vista Equity Partners Fund V Executive, L.P., and Vista Equity Associates V, LLC) managed or controlled by Vista Equity Partners Management, LLC or any successor management company, and any of such fund’s respective portfolio companies (excluding the Company and its subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions.

“Total Equity Return Multiple” means the quotient, as determined by the Board acting in good faith, of: (i) the cumulative total of all cash distributions made to, or other cash proceeds received by, the Investor Fund (excluding management or transaction fees and expenses, any other advisory fees and expenses, any board fees and expenses, or any other expenses) in respect of its ownership of equity or debt securities of the Company or any of its Subsidiaries or any loans provided by the Investor Fund during the life of the Investor Fund’s investment period, and (ii) the Investor Fund’s total investment in the Company and its subsidiaries (whether in exchange for equity, indebtedness, or otherwise). For purposes of calculating the Total Equity Return Multiple, all distributions made to the Investor Funds will be net of all accrued but unpaid management fees, all expenses associated with the ultimate sale of the Company business, and assuming, for purposes of the calculation made pursuant to clause (i), the vesting (and exercise, if applicable) and receipt of any applicable proceeds payable with respect to the holder (prior to the calculation of the Total Equity Return Multiple) of all outstanding options, warrants, and other outstanding rights to acquire Units.

3. Right of Repurchase. Notwithstanding Section 3.5 of the LLC Agreement, the Company and the Purchaser hereby agree that this Section 3 shall apply to the Purchased Units in lieu of Section 3.5 of the LLC Agreement.

(a) Repurchase Right; Required Repurchase. If (i) the Purchaser’s employment with the Company or its Subsidiaries terminates for any reason (the date of such termination, the “Termination Date”) or (ii) the Board determines in good faith that, either prior to or after the Termination Date, the Purchaser engaged or participated in a Competitive Business Activity (each, a “Repurchase Event”), the Company shall have the right (but not the obligation) to repurchase the Purchased Units that are Vested Units pursuant to this Section 3 (the “Repurchase Right”). In addition, if the Purchaser’s employment with the Company or its Subsidiaries terminates for any reason or a Sale of the Company occurs in which any portion of the Purchased Units do not become Vested Units, the Company shall have the obligation to repurchase the Purchased Units that are Unvested Units pursuant to this Section 3 (the “Repurchase Requirement”).

(b) Repurchase price. The purchase price for each Purchased Unit subject to repurchase under this Section 3 (the “Repurchase Price”) shall be as follows:

(i) If the Repurchase Event is (A) a termination of the Purchaser’s employment with the Company or its Subsidiaries for Cause (as defined in the

Employment Agreement, dated as of February 10, 2020, by and between iCIMS, lnc., a New Jersey corporation and indirect, wholly owned subsidiary of the Company, and the Purchaser) or (B) the Board’s determination that the Purchaser engaged or participated in a Competitive Business Activity, then the Repurchase Price per Unit for all Purchased Units (whether Vested Units or Unvested Units) shall be the lesser of the (1) Fair Market Value (without taking into account any discounts, including for lack of marketability or minority interest) and (2) Original Cost of each such Unit.

(ii) If the Repurchase Event is any event other than as set forth in Section 3(b)(i), then (A) the Repurchase Price per Unit for each Vested Unit shall be the Fair Market Value (without taking into account any discounts, including for lack of marketability or minority interest) of such Unit and (B) the Repurchase Price per Unit for each Unvested Unit shall be the lesser of the (1) Fair Market Value (without taking into account any discounts, including for for lack of marketability or minority interest) and (2) Original Cost of such Unit.

(c) Exercise of Repurchase Right. The Company may elect to exercise the Repurchase Right to purchase all or any portion of the Purchased Units subject to the Repurchase Right by delivering a written notice (a “Repurchase Notice”) to the holder or holders of such Purchased Units at any time during the 12-month period following the Repurchase Event. The Repurchase Notice will set forth the number of Purchased Units to be acquired from such holder(s), the aggregate Repurchase Price to be paid for such Purchased Units, and the time and place for the closing of the transaction. If any such Purchased Units are held by any Transferees of the Purchaser, the Company shall purchase the applicable Purchased Units elected to be purchased from all such holder(s) pro rata according to the number of Purchased Units held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Units).

(d) Repurchase Requirement. The Company shall purchase the Purchased Units subject to the Repurchase Requirement by delivering a written notice (a “Repurchase Requirement Notice”) to the holder or holders of such Purchased Units within five business days following the Termination Date. The Repurchase Requirement Notice will set forth the number of Purchased Units to be acquired from such holder(s), the aggregate Repurchase Price to be paid for such Purchased Units, and the time and place for the closing of the transaction.

(e) Repurchase Closing. The closing of the transactions contemplated by Section 3(c) shall take place on the date designated in the applicable Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. The closing of the transactions contemplated by Section 3(d) shall take place on the date designated in the applicable Repurchase Requirement Notice (in the case of a Repurchase Requirement), which date will not be more than five business days after the delivery of such notice. The Company shall pay for the Purchased Units to be repurchased by it by first offsetting amounts outstanding under any bona fide debts owing by the Purchaser to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Purchased Units), including any outstanding principal and accrued interest under the Promissory Note, and will pay the remainder of the Repurchase Price by, at its option, delivery of (i) either a check payable to, or by wire transfer of immediately available funds to an account designated in writing by the holder to, the holder of such Purchased Units, (ii) if terms required by creditors in agreements or indentures with the Company or its Subsidiaries have the effect of restricting or prohibiting the Company or its Subsidiaries from making the payment in clause (i), a subordinated promissory note payable in three equal annual installments commencing on the first anniversary of the closing of such repurchase and bearing interest at a rate per annum equal to 5%, or (iii) both the methods set forth in clauses (i) and (ii), in the aggregate amount of the Repurchase Price for such Purchased Units. Notwithstanding anything to the contrary contained herein, all repurchases of the Purchased Units by the Company will be subject to applicable restrictions under all applicable laws and, to the extent applicable, in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Purchased Units hereunder that the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The Company will receive customary representations and warranties from each seller regarding the sale of the Purchased Units, including representations that such seller has good and marketable title to the Purchased Units to be transferred free and clear of all liens, claims, and other encumbrances.

(f) The Repurchase Right (but not the Repurchase Requirement) shall terminate and be of no further force or effect upon the occurrence of an IPO.

4. Issuance of Purchased Units. The Purchased Units shall be evidenced by a stock certificate or by book-entry on the books and records of the Company, as the Company may determine, in the Purchaser’s name. If a Purchased Units evidenced by a stock certificate, then during the period prior to the lapse of the restrictions on the Purchased Unit, such certificate may be issued to the Purchaser with a legend substantially in the form set forth in Section 5, or alternatively may be held in escrow by the Company on behalf of the Purchaser. If Purchased Units are held in book-entry form, the Purchaser agrees that the Company may give stop-transfer instructions to the depository (if any) to ensure compliance with the provisions hereof. Upon the lapse of a restriction with respect to a Purchased Unit, the Company shall promptly deliver to the Purchaser a certificate evidencing such Purchased Unit, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

5. Legend. Any certificates representing Purchased Units subject to restrictions hereunder shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING REPURCHASE) OF THE UNIT PURCHASE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CERSEI TOPCO, LLC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF CERSEI TOPCO, LLC.

As soon as practicable following the lapse of any restrictions on the Purchased Units, the Company shall cause a certificate or certificates covering such Purchased Units, without the aforesaid legend, to be issued and delivered to the Purchaser. If any Purchased Units are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Purchased Units.

6. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Purchaser to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind (including, without limitation, the Purchaser’s FICA and other employment tax obligations) that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code, and/or any other applicable law, rule, or regulation with respect to the Purchased Units and, if the Purchaser fails to do so, the Company may otherwise refuse to issue or transfer any Units otherwise required to be issued pursuant to this Agreement.

7. Rights as Unitholder. Except as otherwise specifically provided in this Agreement, following the Closing Date, the Purchaser shall have all the rights of a Member with respect to the Purchased Units, including, without limitation, the right to vote such Purchased Units and the right to receive dividends or distributions in respect of the Purchased Units.

8. Non-Transferability. The Purchased Units may not, at any time prior to the lapse of the restrictions in this Agreement, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Purchaser, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company and any of its Affiliates. The Purchaser acknowledges and agrees that, prior to an IPO, any Purchased Units shall be subject to the restrictions on transfer set forth in the LLC Agreement.

9. Securities Law Representations. The Purchaser acknowledges that the Purchased Units are not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Purchaser, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a) Investment Purpose. The Purchaser is acquiring the Purchased Units solely for the Purchaser’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Purchased Units within the meaning of the Securities Act and/or any applicable state securities laws.

(b) Accredited Investor. The Purchaser is an “accredited investor,” as that term is defined in Rule 501(a)(1), (2), or (3) of Regulation D promulgated under the Securities Act.

(c) Knowledge. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchased Units. The Purchaser has been furnished with, and/or has access to, such information as the Purchaser considers necessary or appropriate for deciding whether to acquire the Purchased Units. In evaluating the merits and risks of an investment in the Purchased Units, however, the Purchaser has and will rely only upon the advice of the Purchaser’s own legal counsel, tax advisors, and/or investment advisors.

(d) Risk of Loss. The Purchaser is aware that any value the Purchased Units may have depends on vesting and certain other factors, and that any investment in common shares of a closely held company such as the Company is non-marketable, nontransferable, and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(e) Resales. The Purchaser understands that the Purchased Units will be characterized as “restricted securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Purchaser acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Purchaser is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(f) Restrictions. The Purchaser has read and understands the restrictions, limitations, and the Company’s rights set forth in the this Agreement, the LLC Agreement, the Promissory Note, and the Pledge Agreement that will be imposed on the Purchased Units.

(g) Non-Reliance. The Purchaser has not relied upon any oral representation made to the Purchaser relating to the Purchased Units or upon information presented in any promotional meeting or material relating to the Purchased Units.

(h) Legends. The Purchaser understands and acknowledges that (i) any certificate evidencing the Purchased Units (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement and the LLC Agreement; and (ii) the Company has no obligation to register the Purchased Units or file any registration statement under federal or state securities laws. The Company reserves the right to account for Purchased Units through book-entry or other electronic means rather than the issuance of stock certificates.

10. Miscellaneous.

(a) Confidentiality. The Purchaser agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Purchaser of this covenant. This provision shall not prohibit the Purchaser from providing this information on a confidential and privileged basis to the Purchaser’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.

(b) Compliance with Legal Requirements. The issuance of the Purchased Units, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its sole discretion, may postpone the issuance or delivery of Purchased Units as the Company may consider appropriate and may require the Purchaser to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Purchased Units in compliance with applicable laws, rules, and regulations.

(c) Waiver: Amendment. The Company may waive any conditions or rights under, or amend any terms of, this Agreement and the Purchased Units granted thereunder; provided that any such waiver or amendment that would materially impair the rights of the Purchaser or any holder or beneficiary of any Purchased Units granted hereunder shall not to that extent be effective without the consent of the Purchaser. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d) Power of Attorney. Executive hereby constitutes and appoints the VEP Group, solely with respect to any of the Unvested Units, full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to vote or act by written consent with respect to any matter duly presented to the Members of the Company for vote. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of Executive with respect to the Unvested Units and the Transfer of all or any portion of his Company lnterest and shall extend to Executive’s heirs, successors, assigns and personal representatives.

(e) Notices. All notices, demands, and other communications provided for or permitted hereunder shall be made in writing and shall be by (i) registered or certified first-class mail, return receipt requested, (ii) electronic mail, (iii) courier service, or (iv) personal delivery:

if to the Company:

Cersei Topco, LLC

c/o Vista Equity Partners Management, LLC

4 Embarcadero Center, 20th Floor

San Francisco, California 94111

Attention:     David A. Breach (**********)

Monti Saroya (**********)

Adrian Alonso (**********)

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

555 California Street

27th Floor

San Francisco, California 94104

Attention:     Stuart E. Casillas, P.C. (**********)

if to the Purchaser:

At the address last in the books and records of the Company.

All such notices, demands, and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by electronic mail.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Purchaser any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate, or discharge the Purchaser at any time for any reason whatsoever.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Purchaser and the beneficiaries, executors, administrators, heirs, and successors of Purchaser.

(i) Entire Agreement. This Agreement and the other agreements referred to in or contemplated by this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, negotiations, or representations with respect to the subject matter hereof. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. ln the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement

(j) Governing Law; Venue and Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware and the parties agree to jurisdiction and venue therein. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS PLEDGE AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(I) Construction. Unless otherwise expressly provided herein, the words “include,” “includes,” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

(m) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

CERSEI TOPCO, LLC

By:	/s/ Adrian R. Alonso
Name: Adrian R. Alonso
Title: Vice President and Secretary

[Signature Page to Unit Purchase Agreement]

/s/ Nathaniel Steven Lucas
Nathaniel Steven Lucas